Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

STARDUST POWER INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share, underlying Convertible Notes(3)	Rule 457(c)	1,450,000	$4.125	(2)	$5,981,250.00	$0.00013810	$826.01
Equity	Common Stock, par value $0.0001 per share, underlying Warrants(4)	Rule 457(c)	411,245	$4.125	(2)	$1,696,385.63	$0.00013810	$234.28
Equity	Common Stock, par value $0.0001 per share, issued to B. Riley Principal Capital II LLC	Rule 457(c)	35,753	$4.125	(2)	$147,481.13	$0.00013810	$20.37

Total Offering Amounts						$7,825,116.76	$0.00013810	$1,080.66
Total Fees Previously Paid							-
Total Fee Offsets							-
Net Fee Due								$1,080.66

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional shares of Common Stock that may become issuable as a result of any stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar transactions.

(2)	The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and represents the average high and low trading prices of the common stock as reported on The Nasdaq Capital Market on January 30, 2026.

(3)	Represents shares of Common Stock issuable upon conversion of convertible note issued or issuable to the selling stockholder named in the registration statement pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

(4)	Represents the number of shares of Common Stock issuable upon the exercise of 411,245 warrants, which are being registered hereby.